SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 8th, 2006

Date of Report (Date of earliest event reported)

ASIAN DRAGON GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

Commission File # 333-123479

(Commission File Number)

98-0418754

(IRS Employer Identification Number)

1100 – 475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3

(Address of principal executive offices)

(604) 801-5995

 (Issuer’s telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Prior to August 8, 2006, our corporation was named Project Romania, Inc. (“we” or the “Company”).

By an agreement dated August 8th, 2006 (the “Name Acquisition Agreement”), we agreed to acquire the name Asian Dragon Group from Asian Dragon Group Inc., a Nevada corporation which had not yet conducted substantive business activities.

As consideration for the name Asian Dragon Group, we agreed to provide to Asian Dragon Group Inc., (which was subsequently renamed Ankor Minerals Inc., and subsequently Hemisphere Gold Inc., and is hereinafter referred to as Hemisphere Gold Inc.), a 30 day first right of refusal on any joint venture opportunity which was developed by the Company during the 30 day period from August 8 to September 6, 2006 with other parties in either Laos, Cambodia or Vietnam.  In the Company’s Current Report on Form 8-K filed October 16, 2006, it was incorrectly stated that the Name Acquisition Agreement was an additional term of a separate agreement wherein a change of control of the Company was transacted. This second agreement (the “Control Transaction Agreement”) recorded that Mr. Michael Stunden had agreed to submit to the Company treasury for cancellation 64,550,000 shares of stock he currently held and transfer a further 5,450,000 shares to Company President, Mr. John Karlsson. This was not a term of the Name Acquisition Agreement.

An amended agreement (the “Amended Name Acquisition Agreement”) was entered into on December 5th, 2006 between Hemisphere Gold Inc., (formerly Asian Dragon Group Inc.), and Asian Dragon Group Inc., (formerly Project Romania, Inc.) which correctly stated the terms of the transaction through which the Company, acquired the name Asian Dragon Group.  The terms of this Amended Name Acquisition Agreement record that the Company received full rights to use of the name Asian Dragon Group. As consideration for the name Asian Dragon Group, the Company provided Hemisphere Gold Inc. with a 30 day right of first refusal option to take over any joint ventures which the Company might identify in Laos, Cambodia or Vietnam. This option expired on Sept 6, 2006.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 – Changes in Control of Registrant

On August 10, 2006, Michael Stunden and John Karlsson executed the Control Transaction Agreement, which effected a change in control of the Company. Under this agreement, Mr. Stunden sold 5,450,000 of his shares in the Company to Mr. Karlsson and submitted 64,550,000 shares to the Company’s treasury for cancellation. This transaction included a shareholder loan by Mr. Karlsson to the Company which was used as full payment to Mr. Stunden of a shareholder loan owing to him.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers.

Item 5.02(a) - Resignation of a Director

On September 22nd, 2006, Michael Stunden resigned as director and officer of the corporation for personal reasons and there was no disagreement with the Company relating to its operations, policies or practices.  A copy of this report has been sent to Mr. Stunden by the Company

On September 22nd, 2006, John Karlsson was appointed by the board of directors to fill the positions of Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer which had formerly been held by Mr. Stunden.

SECTION 8.01 – OTHER EVENTS

Item 8.01 Other Events

On August 10th, 2006 the Company amended its Articles of Incorporation to change its name from Project Romania, Inc., to Asian Dragon Group Inc.

On September 29th, 2006, the Company’s head office was moved from 2686 Point Grey Rd., Vancouver, British Columbia, Canada V6K 1A5 with phone number (604) 736-5777 to 1100-475 Howe Street, Vancouver, BC V6C 2B3 with phone number (604) 801-5995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROJECT ROMANIA INC.

By: /s/ John Karlsson

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John Karlsson, Chief Executive Officer

Dated:  December 12, 2006